Exhibit 10.1 CERTAIN IDENTIFIED INFORMATION, MARKED BY [**], HAS BEEN EXCLUDED FROM THIS AGREEMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.   Page 1 of 16  Execution Version  Amendment No. 3 to Development Cost Reimbursement Agreement  This Amendment No. 3 ("Amendment 3") to that certain Development Cost Reimbursement Agreement, by and between CFPP LLC ("CFPP LLC") and NuScale Power, LLC ('NuScale"), dated as of December 31, 2020 (as previously amended and as amended by this Amendment 3, "DCRA") is made by NuScale and CFPP LLC, effective as of February 28, 2023 ("Effective Date of this Amendment 3"). Each of CFPP LLC and NuScale are herein referred to as a "Party" and together as the "Parties." Unless defined herein, capitalized terms have the meanings assigned to them in the DCRA.  RECITALS  WHEREAS, effective December 31, 2020, UAMPS and Fluor Enterprises, Inc. ("Fluor") executed that certain Development Agreement ("Development Agreement");  WHEREAS, UAMPS and NuScale entered into the DCRA as of December 31, 2020;  WHEREAS, UAMPS assigned the DCRA and the Development Agreement to CFPP LLC as of December 31, 2020;  WHEREAS, effective April 30, 2021, the Parties executed the first amendment to the DCRA and the first amendment to the Development Agreement to extend the period of performance of certain obligations;  WHEREAS, effective May 31, 2021, the Parties executed the second amendment to the DCRA to extend the period of performance of certain additional obligations, reflect the adoption of a six-unit Project, and adopt mutually agreed changes to certain inputs to the Price Target assumptions; and  WHEREAS, the Parties wish to amend the DCRA to adopt mutually agreed changes to certain inputs to Price Target assumptions based on changes in the energy, commodity and capital markets, raising the owner's cost cap, and include a requirement that the failure to achieve 80% subscription of 462 MW (370 MW) ("Subscription Target") by the earlier of the COLA submittal or February 1, 2024 be considered equivalent to the Project failing to meet the ECT along with certain related obligations for CFPP LLC.  NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound hereby, the Patties agree as follows:

Page 2 of 16  AGREEMENT The Recitals set forth above are hereby incorporated into this Amendment 3 as if set forth at length herein.  2. In Paragraph 2.c. of the DCRA, the following sentence is added at the end of the paragraph:  CFPP LLC and NuScale agree to make commercially reasonable efforts to collaborate to obtain additional member subscriptions to power sales contracts and to obtain additional investment in, and ownership of, CFPP LLC. CFPP LLC and NuScale shall develop a 2023 Subscription Plan, prior to the Effective Date of this Amendment 3, that defines the primary activities for collaboration in 2023 and will make NuScale's obligations with respect to achieving the Subscription Target contingent on CFPP LLC implementing the activities identified in the Subscription Plan.  3. The title of Article 3 is deleted and replaced in its entirety, as follow:  ARTICLE 3. Subscription, Economic Model, Financing Plan and ECT Failure.  4. A new first paragraph is inserted at the beginning of Article 3, as follows:  CFPP LLC's desire to pursue the Project is contingent on the Project meeting or exceeding the Subscription Target on the earlier of the COLA submittal or February 1, 2024. The Subscription Target will be satisfied when the sum of Power Sales Contract Entitlement Shares combined with additional equity contracts including the Current Project Subscription total 80% of the total Project gross capacity (370 MW). Subscription may be via contractual equity subscription or power purchase agreement [**]. NuScale's obligations with respect to subscription shall terminate and there shall be no reimbursement obligation associated with the Subscription Target once the Subscription Target is satisfied. As of December 1, 2022, the Current Project Subscription is 116 M W. Therefore, additional commitments for the equivalent of 254 MWe from the Project are required to meet the Subscription Target. Any reduction to the Current Project Subscription will not

Page 3 of 16  alter the additional amount of subscription required to achieve the Subscription Target.  5. The former introductory paragraph of Article 3 shall replace the following sentence, "CFPP LLC's desire to pursue the Project is contingent on the Project LCOE, calculated from time to time as set forth below, being comparable to a Price Target of $58.00/MWh in July 2020 dollars for a target COD of the Project as set out in the Initial Project Plan or any Revised Project Plan." with the following, "CFPP LLC's desire to pursue the Project is contingent on the Project LCOE, calculated from time to time (PCE 2 projected to be completed by the end of calendar year 2023) as set forth below, being comparable to a Price Target of $89.00/MWh on July I, 2022 dollars for a target COD of the Project as set out in the Initial Project Plan or any Revised Project Plan."  6. In the third sentence of the former introductory paragraph of Article 3, delete "(Adjusted Price Target)".  7. Paragraph 3.a. of the DCRA is deleted and replaced in its entirety, as follows:  Failing the ECT at certain milestones will permit CFPP LLC to terminate its continued participation in the Project (i.e., exercise an off-ramp) as provided in Paragraph 5.a below. The Parties agree that the ECT shall be run as promptly as possible following the achievement of the applicable milestone as set forth in Paragraph 3.b. CFPP LLC shall accept the PCE/OCE when delivered by Fluor if prepared in accordance with the requirements of the Development Agreement for preparation of a PCE/OCE. CFPP C shall provide the PCE/OCE and the most recent Financing Plan to NuScale within two business days of receiving an acceptable PCE/OCE from Fluor. NuScale shall run an ECT promptly after receiving the PCE/OCE and the Financing Plan from CFPP LLC, based on the mutually agreed upon schedule for running such ECTs as described in Paragraph 3.b below. Thereafter, once the ECT Result is available, CFPP LLC shall have sixty (60) days to deliver written notice of its intent to terminate its participation in the Project, including termination of this Agreement, any other CFPP LLC agreement with NuScale, and the Development Agreement (or the EPC Contract, if executed) pursuant to Paragraph 5 a. due to an ECT Failure, if desired. CFPP LLC shall also have sixty (60) days to deliver written notice of its intent to terminate its participation in the Project, including termination of this Agreement, any other CFPP LLC agreement with NuScale, and the Development Agreement (or the EPC Contract, if executed) pursuant to Paragraph 5.a. following the occurrence of any of the events listed in Paragraphs 5.a.I or 5.a.2 or the failure to meet the Subscription Target by the earlier of the COLA submittal or February I, 2024. In the absence of

Page 4 of 16  delivery of such written notice, and except as provided in Paragraph 3 f below with respect to the Class I PCE, CFPP LLC shall not be entitled to terminate its participation in the Project based on an ECT Failure until the next ECT is run, when this process shall be repeated. Notwithstanding the provisions of this Paragraph 3.a, CFPP LLC shall also have the right to terminate its participation in the Project at any time for its own convenience pursuant to Paragraph 5.c.  8. The first sentence of Paragraph 5.a. of the DCRA is deleted and replaced in its entirety, as follows:  CFPP LLC Termination for Insufficient Subscription or Failure of the ECT. In addition to any other remedy available to CFPP LLC under this Article 5, and notwithstanding any other provisions of this Agreement, subject to the provisions of Paragraph 2.c. of the DCRA if the Project subscription fails to meet or exceed the Subscription Target on the earlier of the COLA submittal or February I, 2024, or there is an ECT Failure as a result of an ECT run performed after the Effective Date, CFPP LLC will have the right to (i) terminate this Agreement, and any other agreements between CFPP LLC and NuScale regarding the Project, by delivery of written notice thereof to NuScale, and (ii) recover a portion of its Net Development Costs from NuScale, calculated as the lesser of (x) the Net Development Costs incurred in the current development Phase multiplied by the Phase Reimbursable Percentage given in Exhibit B, Table B-1, plus all prior Reimbursement Amounts accrued from prior Project development Phases and (y) the Reimbursement Cap given in Exhibit B, Table B-1. 9. A new second sentence/paragraph is inserted in Paragraph 5.a. of the DCRA as follows:  The Reimbursement Caps provided in Table B-l are based upon the mutual agreement of the Parties that NuSca1e has incurred a separate reimbursement obligation under the terms of a separate LLM Agreement that, together with NuScale's reimbursement obligations under the DCRA, collectively provide full reimbursement for the full Net Development Costs including LLM. The caps in Table B-l are not inclusive of NuScale's obligations in the LLM Agreement. If at any time during the course of execution of Work in Phase 1 the Reimbursement Cap provided in Table B-l results in a reimbursement obligation at the end of Phase 1 that is less than the Net Development Costs under the DCRA, the Parties agree to renegotiate the Reimbursement Cap in Table B-l to result in a reimbursement obligation of the full Net Development Costs under the DCRA.  10. A new second sentence is inserted in Paragraph 5.b. of the DCRA as follows:

Page 5 of 16  If NuScale does not instruct CFPP to convey its ownership interest in the Project Assets to NuScale within sixty (60) days, CFPP may convey the Project Assets to DOE pursuant to Attachment B6 to the New Multi-year Award; provided, however, the Parties agree to negotiate in good faith to extend the time for NuScale to provide its instruction should it take more time for DOE and NuScale to take any steps needed for NuScale to take ownership of the Project Assets. For the avoidance doubt, any such mutually agreed upon extension will not affect the time period by which NuScale is to make its reimbursement payment to CFP P.  11. Paragraph 5.g. of the DCRA is deleted and replaced in its entirety, as follows:  NuScale Termination for Convenience. NuScale may terminate this Agreement on or before March I, 2023 if it is unable to reach an agreement with DOE relating to the conveyance of LLM to NuScale in the event of CFPP LLC Termination for Insufficient Subscription or Failure of the ECT. The terms and effect of such termination shall be the same as the terms and effect of a CFPP LLC Termination for Insufficient Subscription or Failure of the ECT as set forth in Paragraph 5.a.  12. The Definition of "Net Development Costs" provided in Exhibit A is deleted and replaced in its entirety, as follows:  "Net Development Costs" means (A) costs under task orders issued under the Development Agreement (or under the EPC Contract) and any agreement between CFPP LLC and NuScale regarding the Project, including in each case COLA development costs, including cost for procurement of Long Lead Materials (LLM) as specifically defined as LLM in authorizing Purchase Orders from CFPP LLC to NuScale, plus (B) CFPP LLC's costs to acquire water rights for the Project, plus (C) CFPP LLC's costs for interconnection of the Project with the transmission system at the Antelope Substation, in each case as incurred after the Effective Date, plus (D) costs and fees paid by CFPP LLC to secure financing or a DOE loan guaranty, other than interest payments, plus (E) other Owner's Costs as identified in the Revised Project Plan or any update thereto, plus (F) Interest paid by CFPP LLC with respect to any indebtedness used to fund the items (A), (B), (C), (D) and (F), (G) net of any DOE, or other third-party, payments to CFPP LLC for such costs, and (H) net of reimbursement for LLM under any agreement, but excluding costs for UAMPS' employees' salaries.   13. The Definition of "Adjusted Price Target" provided in Exhibit A is deleted and replaced in its entirety, as follows:

Page 6 of 16  "Adjusted Price Target" has the meaning set forth in Exhibit C of the Agreement.  14. In Exhibit A, a new definition is added, as follows:  "Contingency" represents a budget for costs associated with variances from best estimate costs associated with uncertainty in the project quantities, productivities, vendor cost estimates, or event-based risks.  15. In Exhibit A, a new definition is added, as follows:  "ECT Date" is the date when the ECT is evaluated pursuant to Article 3 and Article 5 and Exhibit B of the Agreement.  16. The definition of "Owner's Costs" provided in Exhibit A is deleted and replaced in its entirety, as follows:  "Owner's Costs" means the costs associated with water acquisition, land acquisition, COLA development, NRC review of COLA, federal agency fees for COLA review, post-COLA CFPP LLC submittals to the NRC, CFPP LLC's COLA legal costs, CFPP LLC's administration and supply management for the Project, CFPP LLC's post-COLA engineering services for the Project, the Project site training center, Project permits, CFPP LLC's staff development (core and executives) for the Project, Project utilities, Project security facilities, the Project switchyard, the Project intake structure and cooling facilities, transmission facilities/upgrades necessary for the Project;-and contingency on the Owner's scope; but excluding any costs associated with the Design Certification. 17. Exhibit B of the DCRA is deleted and replaced in its entirety by the attached Exhibit B.  18. Exhibit C of the DCRA is deleted and replaced in its entirety by the attached Exhibit C.  19. Except as set forth in this Amendment 3, the DCRA is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this Amendment 3 and the DCRA, the terms of this Amendment 3 will prevail.  [signature page follows]

  Page 7 ‐ 16  WITNESS WHEREOF, the Parties hereto have entered into this Amendment 3 as of the Effective Date of this Amendment 3  .  For CFPP LLC:  For NuScale:    By:  Name:  Mason Baker  Name:   Title:  President  Title:

Page 7‐16  IN WITNESS WHEREOF, the Parties hereto have entered into this Amendment 3 as of the Effective Date of this Amendment 3.     For CRPP LLC:   By:    _____________________________    Name:    Name:   Title:    Title:     For NuScale: Name: John Hopkins Title: President & CEO

EXHIBIT B

DCRA Reimbursement Percentages and Caps and Milestones

Table B-l DCRA Reimbursement Percentages and Caps

Development Phase	Phase Reimbursable Percentage	Phase Non-Reimbursable Percentage	Cumulative Reimbursement Cap	Cumulative Default Caps
Phase 1	100%	0%	$34.5M	$34.5M
Phase 2	20%	80%	$60M	$120M
Phase 3	20%	80%	$60M	$180M

*Pursuant to Section 3.e. of the DCRA the Parties will revisit the Default Caps for Phase 2 and Phase 3 near the end of Phase I. Further, the Parties acknowledge the Default Caps are less than the Net Development Cost as currently projected in the Initial Project Plan.

Where,

Phase 1 is from the Effective Date until the later of the COLA submission and delivery of PCE2 (including delivery of the ECT run for PCE2),

Phase 2 is from the later of the COLA submission and delivery of PCE2 (including delivery of the ECT run for PCE2) until delivery of PCE1 (including delivery of the ECT run for PCEI), and

Phase 3 is from delivery of PCEI (including delivery of the ECT run for PCEI) until FNTP.

End of Exhibit B

Page 8 - 16

Page 9‐16  EXHIBIT C Price Target, Economic Model, Financing Plan and Economic Competitiveness Test Guidelines  Price Target:  At the Effective Date of Amendment 3, the Parties have agreed on a Price Target of  $89.00/MWh with a Price Target Date of July 1, 2022, which is based on a 6-module, 462 MWe NuScale Plant using dry cooling.  [**]

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    Baseline Economic Model  Inputs to Economic Model  Fixed Inputs not subject to change at an ECT  I) Power Rating per Module — Gross (Inputs F7): 77  2) Number of Modules (Inputs F6): 6  [**]          Debt Inputs  Input from Financing Plan referenced in Economic Model  End of Exhibit C                      Page 17‐ 16